Franklin Bank, N.A and Subsidiary

                                                                    EXHIBIT 99.3



                                    FORM 10-Q
     OFFICE OF THE COMPTROLLER OF THE CURRENCY QUARTERLY REPORT PURSUANT TO
           SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                             WASHINGTON, D.C. 20219

                       FOR THE QUARTER ENDED JUNE 30, 2002

                       FRANKLIN BANK, NATIONAL ASSOCIATION
                (Exact name of bank as specified in its charter)

          UNITED STATES                                 38-2483920
   (State or other jurisdiction                     (I.R.S. Employer
 of incorporation or organization)                Identification Number)

      24725 WEST TWELVE MILE ROAD
         SOUTHFIELD, MICHIGAN                             48034
(Address of principal executive office)                 (Zip Code)

          BANK'S TELEPHONE NUMBER, INCLUDING AREA CODE: (248) 358-4710


Indicate by check mark whether the Bank (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months (or for such shorter period that the Bank was required to file such reports), and (2) has been subject to such requirement for the past
90 days.   Yes x   No
              ---
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

             CLASS                        OUTSTANDING AT AUGUST 13, 2002
             -----                        ------------------------------
Common stock, $1.00 par value.                      3,634,831


This document contains eighteen (22) pages

Franklin Bank, N.A. and Subsidiary

                               FRANKLIN BANK, N.A.

                                TABLE OF CONTENTS

                          PART I. FINANCIAL INFORMATION


ITEM 1. FINANCIAL  STATEMENTS

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION AT JUNE 30, 2002 (UNAUDITED) AND
         DECEMBER 31, 2001.....................................................................................4

CONSOLIDATED STATEMENTS OF INCOME FOR THE SIX MONTHS AND THREE MONTHS ENDED JUNE
         30, 2002 AND 2001 (UNAUDITED).........................................................................5

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME FOR THE SIX MONTHS AND THREE
         MONTHS ENDED JUNE 30, 2002 AND 2001 (UNAUDITED).......................................................6

CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY FOR THE SIX MONTHS ENDED JUNE
         30, 2002 (UNAUDITED) FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000...................................7

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
         2001 (UNAUDITED)......................................................................................8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED).........................................................9

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.................12

COMPARISON OF SIX MONTHS ENDED JUNE 30, 2002 TO SIX MONTHS ENDED JUNE 30, 2001................................14

COMPARISON OF THREE MONTHS ENDED JUNE 30, 2002 TO THREE MONTHS ENDED JUNE 30, 2001............................15

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK.............................................16

Franklin Bank, N.A. and Subsidiary

                           PART II. OTHER INFORMATION
ITEM 1. LEGAL  PROCEEDINGS...................................................17

ITEM 2. CHANGES IN SECURITIES................................................17

ITEM 3. DEFAULTS ON SENIOR SECURITIES........................................17

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS..................17

ITEM 5. OTHER INFORMATION....................................................17

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.....................................17

SIGNATURES...................................................................18

Franklin Bank, N.A. and Subsidiary

PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                                                                                        AT
                                                                                  ----------------------------------------------
                                                                                        JUNE 30, 2002        DECEMBER 31, 2001
                                                                                  ----------------------------------------------
                                                                                          (unaudited)
ASSETS
Cash and due from banks                                                                    $  21,391,858          $  20,375,185
Interest-earning deposits                                                                      4,212,784              4,048,853
Time deposits with Federal Home Loan Bank                                                     18,093,929                 32,956
--------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                                  $  43,698,571          $  24,456,994
Securities available for sale (amortized cost of $146,937,554 and                            149,765,561            158,823,098
    $157,293,106 respectively)
Federal Home Loan Bank stock, at cost                                                          5,868,900              5,868,900
Federal Reserve Bank stock, at cost                                                            1,528,450              1,519,100
Loans                                                                                        330,019,577            325,324,998
Allowance for loan losses                                                                     (4,966,622)            (4,863,948)
--------------------------------------------------------------------------------------------------------------------------------
Net loans                                                                                    325,052,955            320,461,050
Real estate owned                                                                                778,153                564,235
Premises and equipment, net                                                                    3,043,975              3,152,962
Bank Owned Life Insurance (BOLI)                                                              10,324,555             10,018,357
Other assets                                                                                   9,006,623              7,694,138
--------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                               $ 549,067,743          $ 532,558,834
================================================================================================================================

LIABILITIES, PREFERRED STOCK OF SUBSIDIARY AND SHAREHOLDERS' EQUITY
Deposits                                                                                   $ 417,358,206          $ 389,358,249
Borrowings                                                                                    65,000,000             79,605,696
Other liabilities                                                                              1,166,086              1,915,032
--------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                            483,524,292            470,878,977
Preferred stock of subsidiary                                                                 19,500,398             19,500,398
Shareholders' equity:
Common stock - par value $1; authorized 6,000,000 shares,
     issued and outstanding 3,634,831 shares at
     June 30, 2002 and 3,607,542 shares at December 31, 2001                                   3,634,831              3,607,542
Additional paid-in capital                                                                    28,150,793             27,839,246
Retained earnings                                                                             12,390,944              9,722,876
Accumulated other comprehensive income                                                         1,866,485              1,009,795
--------------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                                                                    46,043,053             42,179,459
--------------------------------------------------------------------------------------------------------------------------------
Total liabilities, preferred stock of subsidiary and shareholders' equity                  $ 549,067,743          $ 532,558,834
================================================================================================================================


See Notes to Consolidated Financial Statements

Franklin Bank, N.A. and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

                                                                         SIX MONTHS ENDED                THREE MONTHS ENDED
                                                                -----------------------------------------------------------------
                                                                             JUNE 30,                         JUNE 30,
                                                                       2002           2001              2002            2001
                                                                -----------------------------------------------------------------
INTEREST INCOME
Interest on loans                                                 $ 12,693,297    $ 14,814,529       $ 6,269,294     $ 7,339,611
Interest on securities                                               3,294,068       3,717,702         1,643,538       1,807,507
Other interest and dividends                                         1,163,898       1,433,142           611,831         692,289
---------------------------------------------------------------------------------------------------------------------------------
Total interest income                                               17,151,263      19,965,373         8,524,663       9,839,407
INTEREST EXPENSE
Interest on deposits                                                 2,490,043       3,948,335         1,280,753       1,990,437
Interest on other borrowings                                         1,501,228       1,823,284           721,788         724,208
---------------------------------------------------------------------------------------------------------------------------------
Total interest expense                                               3,991,271       5,771,619         2,002,540       2,714,645
---------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                 13,159,992      14,193,754         6,522,123       7,124,762
Provision for possible loan losses                                     975,000         900,000           500,000         450,000
---------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for possible loan losses        12,184,992      13,293,754         6,022,123       6,674,762
---------------------------------------------------------------------------------------------------------------------------------
NON INTEREST INCOME
Deposit account service charges                                      1,578,526       1,868,019           792,546         905,290
Net gain on sale of securities and loans                               320,408         595,057           320,408         320,395
Net (loss) gain on sale of repossessed assets                           (1,602)        (24,831)            4,875         (19,900)
Other                                                                  825,669         567,107           410,659         261,881
---------------------------------------------------------------------------------------------------------------------------------
Total non interest income                                            2,723,001       3,005,352         1,528,487       1,467,666
---------------------------------------------------------------------------------------------------------------------------------
NON INTEREST EXPENSE
Compensation and benefits                                            4,727,903       4,992,305         2,319,918       2,476,118
Severance agreement compensation                                       130,319         386,642           130,319          33,400
Occupancy and equipment                                              1,584,947       1,774,268           797,009         878,012
Advertising                                                            331,996         475,497           181,745         263,839
Federal insurance premium                                               34,483          93,520            16,801          46,164
Communication expense                                                  295,285         289,116           171,202         143,955
Outside service expense                                              1,228,515       1,496,831           676,995         713,869
Other                                                                1,065,602       1,032,624           533,701         557,270
---------------------------------------------------------------------------------------------------------------------------------
Total non interest expense                                           9,399,050      10,540,803         4,827,690       5,112,627
---------------------------------------------------------------------------------------------------------------------------------
Income before provision for federal income taxes                     5,508,943       5,758,303         2,722,920       3,029,801
Provision for federal income taxes                                   1,397,499       1,578,803           676,067         838,363
---------------------------------------------------------------------------------------------------------------------------------
Income before preferred stock dividends                              4,111,444       4,179,500         2,046,853       2,191,438
Preferred stock dividend of subsidiary                                 900,450         900,450           450,225         450,225
---------------------------------------------------------------------------------------------------------------------------------
Net income                                                        $  3,210,994    $  3,279,050       $ 1,596,628     $ 1,741,213
=================================================================================================================================
INCOME PER COMMON SHARE
Average common shares outstanding:
    Basic                                                            3,625,947       3,561,207         3,631,768       3,569,864
    Diluted                                                          3,767,692       3,652,804         3,779,187       3,676,890
Earnings per common share:
    Basic                                                                $0.89           $0.92             $0.44           $0.49
    Diluted                                                              $0.85           $0.90             $0.42           $0.47



See Notes to Consolidated Financial Statements

Franklin Bank, N.A. and Subsidiary

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)

                                                                                  SIX MONTHS ENDED            THREE MONTHS ENDED
                                                                           ---------------------------------------------------------
                                                                                      JUNE 30,                     JUNE 30,
                                                                                2002           2001           2002          2001
                                                                           ---------------------------------------------------------
NET INCOME                                                                   $ 3,210,994     $ 3,279,050    $1,596,628   $1,741,213
  Other comprehensive income, net of tax:
      Unrealized gains on securities:
         Unrealized holding gains arising during the period                    1,068,159       1,544,430     1,794,844      261,648
         Less: reclassification adjustment for gains included in net income      211,469         392,738       211,469      211,461
------------------------------------------------------------------------------------------------------------------------------------
         Other comprehensive income                                              856,690       1,151,692     1,583,375       50,187
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive income                                                         $ 4,067,684     $ 4,430,742    $3,180,003   $1,791,400
====================================================================================================================================

See Notes to Consolidated Financial Statements

Franklin Bank, N.A. and Subsidiary

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                   ADDITIONAL                     ACCUMULATED OTHER   TOTAL SHARE-
                                                      COMMON         PAID-IN        RETAINED        COMPREHENSIVE       HOLDERS'
                                                      STOCK          CAPITAL        EARNINGS        (LOSS) INCOME        EQUITY
----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT JANUARY 1, 2000                          $ 3,509,537     $27,201,083    $ 4,752,606        $ (2,396,925)   $33,066,301
Net income                                                                             117,398                            117,398
Cash dividends on common stock ($0.28 per share)                                      (988,593)                          (988,593)
Exercise of options                                      43,013         258,293                                           301,306
Change in accumulated other
    comprehensive income (loss)                                                                          2,792,054      2,792,054
                                                 ---------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000                          3,552,550      27,459,376      3,881,411             395,129     35,288,466
Net income                                                                           6,839,869                          6,839,869
Cash dividends on common stock ($0.28 per share)                                      (998,404)                          (998,404)
Exercise of options                                      54,992         379,870                                           434,862
Change in accumulated other
    comprehensive income (loss)                                                                            614,666        614,666
                                                 ---------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2001                          3,607,542      27,839,246      9,722,876           1,009,795     42,179,459
Net income                                                                           3,210,994                          3,210,994
Cash dividends on common stock ($0.15 per share)                                      (542,926)                          (542,926)
Exercise of options                                      27,289         311,547                                           338,836
Change in accumulated other
    comprehensive income                                                                                   856,690        856,690
                                                 ---------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2002 (UNAUDITED)                $ 3,634,831     $28,150,793    $12,390,944        $  1,866,485    $46,043,053
                                                 =================================================================================


See Notes to Consolidated Financial Statements

Franklin Bank, N.A. and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

                                                                                          SIX MONTHS ENDED
                                                                                -----------------------------------
                                                                                               JUNE 30,
                                                                                        2002             2001
                                                                                -----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                          $  3,210,994      $  3,279,050
Adjustments to reconcile net income to cash provided by operating activities:
    Provision for loan losses                                                            975,000           900,000
    Depreciation and amortization                                                        564,854           598,192
    Realized gain (loss) on sale of available for sale securities, net                   320,408          (595,057)
    Increase in cash surrender value of life insurance                                  (306,198)
    Net deferral of loan origination (fees)                                              (24,848)         (162,692)
Decrease in accrued interest receivable                                                  255,760           514,289
Amortization and accretion on securities                                                (439,047)       (1,101,073)
Increase in prepaid expenses and other assets                                         (1,486,751)       (1,454,938)
Decrease in accrued interest payable, deferred taxes and other liabilities              (748,946)       (1,428,435)
-------------------------------------------------------------------------------------------------------------------
Total adjustments                                                                       (889,768)       (2,729,714)
-------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                              2,321,226           549,336

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available for sale                                            (17,158,621)      (74,521,402)
Proceeds from sales of securities available for sale                                   8,455,371        69,698,193
Proceeds from maturities and paydowns of securities available for sale                18,620,884        20,700,310
Net increase in loans                                                                 (6,218,532)      (14,359,874)
Proceeds from the sale of real estate owned                                              462,557           935,066
Capital expenditures                                                                    (431,480)          (93,700)
-------------------------------------------------------------------------------------------------------------------
Net cash provided by investing activities                                              3,730,179         2,358,593

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits                                                              27,999,957        19,713,313
Decrease in short term borrowings and subordinated capital notes                     (14,605,696)      (25,879,031)
Exercise of common stock options                                                         338,836           124,169
Cash dividends paid on common stock                                                     (542,926)         (498,326)
-------------------------------------------------------------------------------------------------------------------
Net cash provided by/(used in) by financing activities                                13,190,171        (6,539,875)
-------------------------------------------------------------------------------------------------------------------
Net increase/(decrease) in cash and cash equivalents                                  19,241,577        (3,631,946)
Beginning cash and cash equivalents                                                   24,456,994        31,644,831
-------------------------------------------------------------------------------------------------------------------
Ending cash and cash equivalents                                                    $ 43,698,571      $ 28,012,885
===================================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
    Interest                                                                        $  4,015,408      $  5,813,123
    Federal income taxes                                                               1,277,839         1,350,000
Non-cash investing and financing activities:
    Transfer from loans to real estate owned (net)                                     1,922,216           330,447



See Notes to Consolidated Financial Statements

Franklin Bank, N.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1. Basis of Presentation and Significant Accounting Policies:

         The accompanying consolidated financial statements of Franklin Bank N.A. and its subsidiary ("Franklin" or the "Bank") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the statements do not include all information and footnotes for a fair presentation of consolidated financial condition, results of operations and cash flows in conformity with generally accepted accounting principles. The statements do, however, include all adjustments (consisting of normal recurring accruals) which management considers necessary for a fair presentation of the interim periods.

         This Form 10-Q is written with the presumption that the users of the interim financial statements have read or have access to the Bank's Annual Report on Form 10-K, which contains the latest audited financial statements and notes thereto, together with Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2001 and for the year then ended. Therefore, only material changes in financial condition and results of operations are discussed in the remainder of Part I.

         The results of operations for the six month period ended June 30, 2002 are not necessarily indicative of the results to be expected for the year ended December 31, 2002.

         The Consolidated Statement of Financial Condition as of December 31, 2001 has been derived from the audited Consolidated Statement of Financial Condition as of that date.

Note 2. Earnings Per Share:

         Net income per share is computed based on the weighted-average number of shares outstanding, including the dilutive effect of stock options, as follows:


                                                              SIX MONTHS ENDED                THREE MONTHS ENDED
                                                     -----------------------------------------------------------------
                                                                   JUNE 30,                        JUNE 30,
                                                            2002            2001            2002             2001
                                                     -----------------------------------------------------------------
NUMERATOR:
Net income                                               $ 3,210,994     $ 3,279,050     $ 1,596,628      $ 1,741,213

DENOMINATOR:
Denominator for basic earnings per
   share - weighted average shares                         3,625,947       3,561,207       3,631,768        3,569,864
Employee stock options                                       141,745          91,597         147,419          107,026
----------------------------------------------------------------------------------------------------------------------
Denominator for diluted earnings per
   share - adjusted weighted average shares                3,767,692       3,652,804       3,779,187        3,676,890
----------------------------------------------------------------------------------------------------------------------
Basic earnings per share                                 $      0.89     $      0.92     $      0.44      $      0.49
----------------------------------------------------------------------------------------------------------------------
Diluted earnings per share                               $      0.85     $      0.90     $      0.42      $      0.47
----------------------------------------------------------------------------------------------------------------------

Franklin Bank, N.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 3. Loans, Nonperforming Assets and Allowance for Loan Losses:

         The following table summarizes changes in non-performing loans and assets arising from loans being placed on non-accrual status, loans being deemed to be non-performing and assets that the Bank currently owns:

NONPERFORMING ASSETS ANALYSIS

                                                                                   AT
                                                                   ------------------------------------
                                                                        JUNE 30,         DECEMBER 31,
                                                                          2002               2001
                                                                   ------------------------------------
NONACCRUAL LOANS
Commercial                                                             $ 2,054,796         $   284,955
Commercial mortgage                                                      2,435,939           2,188,869
Residential mortgage                                                       664,875             376,969
Consumer                                                                   277,914             201,745
Lease financing                                                              9,372              11,360
-------------------------------------------------------------------------------------------------------
Total nonaccrual loans                                                   5,442,896           3,063,898
-------------------------------------------------------------------------------------------------------

REAL ESTATE OWNED
Commercial mortgage                                                        676,475              77,500
Residential                                                                101,678             486,735
-------------------------------------------------------------------------------------------------------
Total real estate owned                                                    778,153             564,235
Real estate in redemption                                                1,708,297
Other repossessed assets                                                    11,900
-------------------------------------------------------------------------------------------------------
Total nonperforming assets                                             $ 7,941,246         $ 3,628,133
=======================================================================================================

TOTAL NONACCRUAL LOANS AND REAL ESTATE OWNED AS A PERCENTAGE OF:
   Total assets                                                               1.13%               0.68%
   Loans and real estate owned                                                1.89                1.11

TOTAL NONPERFORMING ASSETS AS A PERCENTAGE OF:
   Total assets                                                               1.45%               0.68%
   Loans and real estate owned                                                2.41                1.11


         The carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows and increases in the present value of expected cash flows due to the passage of time. Cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as a valuation allowance and in gain or loss on sale of real estate owned.

Franklin Bank, N.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

3. Loans, Nonperforming Assets and Allowance for Loan Losses (continued):

     The following table summarizes changes in the allowance for loan losses arising from loans charged off, recoveries of loans previously charged off and additions to the allowance which have been charged to expense:



                                                                                                 SIX MONTHS ENDED
                                                                                       ------------------------------------
                                                                                                      JUNE 30,
                                                                                            2002                  2001
                                                                                       ------------------------------------
Balance at beginning of period                                                            $ 4,863,948          $ 3,951,552
Provision for loan losses                                                                     975,000              900,000
CHARGE-OFFS:
Commercial                                                                                    509,452              231,261
Commercial mortgage                                                                                                 60,000
Consumer                                                                                      936,971              429,409
Residential mortgage                                                                                               137,755
Overdraft                                                                                      41,994
Lease financing                                                                                67,174               88,621
---------------------------------------------------------------------------------------------------------------------------
Total charge-offs                                                                           1,555,591              947,046
RECOVERIES:
Commercial                                                                                     72,552               95,278
Consumer                                                                                      420,614              322,599
Residential mortgage                                                                              601               14,365
Overdraft                                                                                      11,896
Lease financing                                                                               177,602              242,660
---------------------------------------------------------------------------------------------------------------------------
Total recoveries                                                                              683,265              674,902
---------------------------------------------------------------------------------------------------------------------------
Net charge-offs                                                                               872,326              272,144
---------------------------------------------------------------------------------------------------------------------------
Balance at end of period                                                                  $ 4,966,622          $ 4,579,408
===========================================================================================================================
Allowance as a percentage of:
    Loans                                                                                        1.50%                1.39%
    Nonperforming loans                                                                         91.25               194.20
    Nonperforming assets                                                                        62.54               159.45
    Net charge-offs (annualized)                                                               284.68               841.36
Net charge-offs to average loans outstanding (annualized)                                        0.54                 0.17



Information regarding impaired loans is as follows:                                              SIX MONTHS ENDED
                                                                                       ------------------------------------
                                                                                                      JUNE 30,
                                                                                            2002                  2001
---------------------------------------------------------------------------------------------------------------------------
Average investment in impaired loans                                                      $ 5,095,619          $ 2,006,164


                                                                                                 SIX MONTHS ENDED
                                                                                       ------------------------------------
                                                                                                      JUNE 30,
                                                                                            2002                  2001
---------------------------------------------------------------------------------------------------------------------------
Balance of impaired loans                                                                 $ 5,442,897          $ 2,358,075
Less portion of which no allowance for loan losses is allocated                               904,604              100,308
Portion of impaired loan balance for which an allowance for credit losses is allocated      4,538,293            2,257,767
Portion of allowance for loan losses allocated to the impaired loan balance                 1,067,355              232,807

FRANKLIN BANK, N.A. AND SUBSIDIARY

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Except for the historical information contained herein, the matters discussed in this report may be deemed to be forward-looking statements that involve risk and uncertainties. Words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ include those listed below and the other risks detailed from time to time in the Bank's Securities Exchange Act of 1934 reports, including the report on Form 10-K for the year ended December 31, 2001. These forward-looking statements represent the Bank's judgment as of the date of this report. The Bank disclaims, however, any intent or obligation to update these forward-looking statements.

         Future factors include, but are not limited to, changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations including implementation of the Act and its effects; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national economy. These are representative of the Future Factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

FINANCIAL CONDITION

         Total assets were $549.1 million at June 30, 2002 compared to $532.6 million at December 31, 2001. When comparing average balances at June 30, 2002 and December 31, 2001, cash and cash equivalents increased $2.6 million and represented 8.0% and 4.6%, respectively, of total assets. The average balance of time deposits with the FHLB increased $3.8 million, or 69.1% when comparing the average balance at June 30, 2002 and December 31, 2001.

INVESTMENTS

         Investment balances decreased $9.1 million or 5.7% from December 31, 2001 to June 30, 2002. During the quarter ended June 30, 2002, the bank sold $8.5 million in securities. The remaining decrease came from maturities and repayments of balances in mortgage backed securities held in the portfolio. The Bank continues to maintain a conservative approach to its investment acquisitions. However, the Bank will seek opportunities to buy securities that match with acquired term certificates and provide an acceptable interest spread if increases in loan origination are not possible.

LOANS

         Net loan balances increased $4.6 million or 1.4% from December 31, 2001 to June 30, 2002. The Bank continues to target two key areas for loan growth - commercial real estate and consumer lending (through a joint marketing agreement with DTE Energy). The Bank expects to see continued loan growth in these areas during the remaining two quarters of 2002.

         At June 30, 2002, the Bank had no loan commitments outstanding for loans that have not been accepted or closed by borrowers. Typically, these include commitments for commercial business loans, consumer, residential mortgages and home equity loans.

FRANKLIN BANK N.A. AND SUBSIDIARY

         Under loan agreements for transactions, which had closed, the Bank had commitments to fund commercial lines of credit, construction and home equity loans of approximately $65.5 million at June 30, 2002. The Bank had no commitments to fund construction loans and home equity loans, which had not closed at June 30, 2002. As certain commitments to make loans and fund full lines of credit expire without being used, the amount does not necessarily represent future cash commitments.

         The level of nonperforming assets increased $4.3 million from $3.6 million at December 31, 2001 to $7.9 million at June 30, 2002, an increase of 119%. There are four loans that comprise $5.9 million of the portfolio; a residential real estate mortgage in foreclosure, a commercial real estate property in real estate owned and two commercial loans secured by real estate and/or inventory classified as non-accrual loans. Management continues to actively manage the loan portfolio, seeking to identify and resolve problem assets at an early stage. Management believes that the Bank has adequately reserved for each of these non-performing assets.

ALLOWANCE FOR LOAN LOSSES

         At June 30, 2002, Franklin's allowance for loan and lease losses (ALLL) as a percentage of loans was 1.50% of loans compared to 1.39% at June 30, 2001. Franklin increased its provision for the six months ended June 30, 2002 to $975,000 compared to $900,000 for the six months ended June 30, 2001. During the six months ended June 30, 2002, the Bank charged off no significant loans, in relation to the more typical levels of charge-offs. The net charge off amount for the first six months of 2002 was $872,326. During the second quarter of 2002, Franklin had net charge-offs of $213,467, an improvement from $658,858 for the quarter ended March 31, 2002. The effects of the economic slowdown of last year resulted in a six month increase in charge offs for the Bank's consumer and small business line of credit portfolios. Management expects to see a decline in the rate of charge off activity within these loan portfolios for the remainder of 2002. Management reviews the adequacy of the ALLL quarterly and establishes appropriate levels of allowance based on various factors, including charge-off levels. Management believes the current level of ALLL is adequate. However, the adequacy of the allowance for loan losses is highly dependent upon management's estimates of variables affecting valuation and appraisals of collateral, current economic conditions that affect the Bank's lending customers and the amount and timing of future cash flows expected to be received on impaired loans. Such estimates, appraisals, evaluations and cash flows may be subject to frequent adjustments due to changing economic conditions of the borrowers. These estimates are reviewed periodically and adjustments, if necessary, are reported in the allowance for loan losses in the period in which they become known.

LIQUIDITY

         Franklin competes aggressively for business demand and money market deposits in southeastern Michigan; which comprise Franklin's primary liquidity source. Franklin's principal sources of funds for its lending and investment activities have consisted of deposits, principal repayment on loans, and, to a lesser extent, Federal Home Loan Bank advances. Principal uses of funds for Franklin include the origination of loans and the repayment of maturing deposit accounts and other borrowings. The Bank anticipates it will have sufficient funds available to meet current loan commitments, as well as its other future liquidity needs. During the first six months of 2002, there was an increase of $4.6 million in net loans and a corresponding increase of $10.2 million in cash and securities, which reflected an increase in the Bank's liquid assets to 35.2% of total assets at June 30, 2002 from 34.4% at December 31, 2001.

FRANKLIN BANK N.A. AND SUBSIDIARY


DEPOSITS AND BORROWED FUNDS

         During the six month period ended June 30, 2002, Franklin experienced an increase in total deposits of $28.0 million. The following accounts increased for the six months ended June 30, 2002: commercial demand deposits by $11.2 million; money market/money fund by $10.6 million; certificate of deposit account balances by $4.5 million; and personal demand account balances by $1.8 million. Management expects an increase in commercial demand, as well as business and personal money market account balances during the remainder of the year 2002. The Bank had a decrease in short term borrowings during the six months ended June 30, 2002 of $14.6 million. With the expected increase in deposit balances and an improvement in overall economic conditions, management would anticipate loan growth along with growth in its investment securities area during the remaining two quarters of 2002.

REGULATORY CAPITAL

         The following table compares the Bank's regulatory capital requirements and ratios at June 30, 2002 and December 31, 2001.


                                                                TIER 1                TIER 1               TOTAL
(In thousands)                                                 LEVERAGE             RISK-BASED           RISK-BASED
-------------------------------------------------------------------------------------------------------------------
Regulatory capital balances at June 30, 2002                   $ 60,466              $ 60,466             $ 59,849
Required regulatory capital (well capitalized)                   29,875                25,676               38,863
                                                              -----------------------------------------------------
Capital in excess of well capitalized                          $ 30,591              $ 34,790             $ 20,986
                                                              =====================================================
Capital ratios at June 30, 2002                                   10.12%                14.13%               15.40%
Capital ratios at December 31, 2001                               10.12                 14.23                15.49
Regulatory capital ratios--"well capitalized" definition           5.00                  6.00                10.00

         The Tier 1 Leverage Ratio remains unchanged from December 31, 2001 to June 30, 2002. The Bank remains well capitalized with a Tier 1 Leverage ratio of 10.12% at June 30, 2002.

         The decrease in Total Risk-based Ratios of 0.09% was the result of the increase in the allowance for lease and loan losses of $102,674 for the six months ended June 30, 2002. Risk weighted assets increased $1.1 million, when comparing total risk weighted assets at December 31, 2001 to June 30, 2002. This increase in risk weighted assets is due to the general increase in all assets as compared to December 31, 2001. The Bank remains well capitalized from a Tier 1 Risk-based and Total Risk-based percentage at June 30, 2002, with ratios of 14.13% and 15.40%, respectively.

COMPARISON OF SIX MONTHS ENDED JUNE 30, 2002 TO SIX MONTHS ENDED JUNE 30, 2001:

NET INTEREST INCOME

         Interest income decreased by $2.8 million, while interest expense decreased by $1.8 million, decreasing net interest income by $1.0 million or 7.3%. The net interest margin was 5.30% and 5.82% for the six months ended June 30, 2002 and 2001, respectively. The largest decrease in interest income was in the loan portfolio, a decrease of $2.1 million or 13.3%. Interest income on securities and other investments decreased by $692,878. Although the average volume for loans and investments increased $1.1 million and $342,114, respectively when comparing June 30, 2002 and June 30, 2001, the decrease in prime rate for the 12 months ended June 30, 2002 from 6.75% as of June 30, 2001 to 4.75% as of June 30, 2002 was the primary reason for the interest income decrease.

         The shift in interest expense from other short term borrowings to Federal Home Loan Bank advances and interest bearing deposits was the result of a decrease in the average balances of other short term borrowings

FRANKLIN BANK N.A. AND SUBSIDIARY

of $18.7 million or 74.9% and an increase in average balances of Federal Home Loan Bank advances and interest bearing deposits of $39.5 million for the six months ended June 30, 2002 compared to June 30, 2001. The increase in volume on interest bearing deposits has not increased interest expense due to the decline in the level of interest rates we have experienced this past year. Increases in deposits will continue to be used for new loan production and the purchase of short term investments for the remainder of 2002.

NON INTEREST INCOME

         Total non interest income decreased by $282,351 or 9.4% for the six months ended June 30, 2002 when compared to the same period ended 2001. There was a decrease in deposit account service charges of $289,493 or 15.5% when comparing the six months ended June 30, 2002 to the same period ended June 30, 2001. The decrease was caused by a $129,755 decrease in deposit NSF fees and a $143,326 decrease in deposit statement fees. Effective March 31, 2001, the Bank reduced the business checking fee structure to remain more competitive in the market. Commissions received through Franklin Bank's investment area also decreased $146,828 or 84.6% due to a slowdown in sales. This investment area sells a variety of products including mutual funds, annuities, stocks and bonds. These decreases were offset by the addition of the Bank Owned Life Insurance
(BOLI) investment. As of June 30, 2002 this investment has increased non interest income $327,390 as compared to June 30, 2001.

NON INTEREST EXPENSE

         Total non interest expense decreased $1.1 million or 10.8% during the six months ended June 30, 2002, when compared to the same period ended June 30, 2001. This includes a decrease in advertising expense of $143,501 or 30.2%, a decrease in outside service expense of $268,316 or 17.9%, a decrease in Federal Insurance Premium of $59,037 or 63.1%, a decrease in compensation and benefits of $264,402 or 5.3% and a decrease in occupancy and equipment of $189,321 or 10.7% for the six months ended June 30, 2002 when compared to the six months ended June 30, 2001. Management expects to continue to see a decrease in non interest expense for the remainder of 2002.

INCOME TAXES

         The provision for income taxes for the first six months of 2002 totaled $1.4 million, a decrease of 11.5% compared to $1.6 million reported for the same period one year ago. The effective tax rate was 31.0% for the first six months of 2002, compared to 32.5% for the same period of 2001. The effective rate is lower in 2002 due to an increased investment in municipal non-taxable investments and the addition of the BOLI.

COMPARISON OF THREE MONTHS ENDED JUNE 30, 2002 TO THREE MONTHS ENDED JUNE 30, 2001:

NET INTEREST INCOME

         Interest income decreased by $1.3 million, while interest expense decreased by $712,104, decreasing net interest income by $602,640 or 8.5%. Net interest margin was 5.24% and 5.81% for June 30, 2002 and 2001, respectively. The largest component of the decrease in interest income was derived from the loan portfolio, a decrease of $1.1 million or 14.6%. Interest income on securities and other investments decreased by $244,427. The largest component of the decrease in interest expense was in the Jumbo CD & Money Fund/Money Market deposit category of $709,691 or 43.9%, while interest expense on other borrowings decreased $2,420 or 0.3%. See "Comparison of six months ended June 30, 2002 to six months ended June 30 2001" for further discussion of the decrease in net interest income.

FRANKLIN BANK N.A. AND SUBSIDIARY

NON INTEREST INCOME

         Total non interest income increased by $60,822 or 4.1% for the quarter ended June 30, 2002 when compared to the same quarter ended 2001. There was an increase in other fees of $148,779 or 56.8%, of which the majority was the increase in BOLI of $161,694, an increase in gain on sale of repossessed assets of $24,775 or 124%, and a decrease in deposit account service charges of $112,744 or 12.5% when comparing the quarter ended June 30, 2002 to the same period ended June 30, 2001. See "Comparison of six months ended June 30, 2002 to six months ended June 30, 2001" for further discussion of the increase in non interest income.

NON INTEREST EXPENSE

         Non interest expense decreased $284,938 or 5.6% during the quarter ended June 30, 2002 when compared to the same quarter ended for 2001. There was a decrease in compensation and benefits of $156,200 or 6.3%, a decrease in advertising expense of $82,094 or 31.1%, a decrease in occupancy and equipment of $81,004 or 9.2%, and a decrease in Federal insurance premiums of $29,363 or 63.6%. See "Comparison of six months ended June 30, 2002 to six months ended June 30, 2001" for further discussion of the decrease in non interest expense.

         The net income for the second quarter of 2002 was $1,596,628 or $0.42 per share, diluted as compared to a net income of $1,741,213, or $0.47 per share diluted for the quarter ended June 30, 2001.

FRANKLIN BANK N.A. AND SUBSIDIARY

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Net interest income, as the predominant source of revenue, is closely monitored, measured and protected through active asset liability management. Combinations of risk measurement tools are used to accomplish this including static analysis, "shock" analysis, re-pricing schedules and duration analysis.

         In the normal course of business, assets and liabilities are not perfectly matched, relative to their maturities and hence, re-pricing opportunities occur. The natural difference between re-pricing assets and re-pricing liabilities is the "gap", or exposure to a potentially adverse impact on net interest income. From time to time, management establishes targeted gap levels for its static gap analysis and a net interest income at risk tolerance for its interest rate shock analysis.

         The Bank's current internal policy establishes various interest rate risk tolerances. On a static analysis, the gap or difference between re-pricing assets and liabilities within a cumulative twelve-month time period the Bank's tolerance is plus or minus 10.0% of total earning assets. At June 30, 2002 the gap was a positive 6.12%. The Bank, through the implementation of its balance sheet management strategies, continues to believe it is relatively well matched. The Bank was positively gapped 2.39% as of March 31, 2002. When comparing the June 30, 2002 and March 31, 2002 12 month gap model, the net change of $19.5 million or positive 3.73% can be attributed primarily to an increase in the time deposits with the FHLB of $8.8 million in the repricing bucket of 12 months or less and the $9.8 million in certificates of deposit that mature within the 12 months ending June 30, 2003. Management expects to remain within gap tolerance levels throughout the remainder of 2002 given the current repricing structure of the Bank's balance sheet.

         The Bank has noted a nominal decrease in its net interest margin resulting from the current decline in short term market rates. In the short term, the Bank expects a tightening of their net interest margin as a result of the non-linear reduction in interest bearing assets decreasing more rapidly than interest bearing liabilities.

         In determining interest rate risk exposure, numerous additional factors and assumptions are built into the analysis. Prepayments, competition, economic forecast, yield curve assumptions are all factors that can affect net interest income. Management builds in assumptions based on both historical experience and predictions to create a more accurate assessment of the true portfolio position. The goal is to achieve proper balance and alignment between assets and liabilities not only to protect net interest income but also fully capitalize on the effect of anticipated future fluctuations.

FRANKLIN BANK N.A. AND SUBSIDIARY

PART II. OTHER INFORMATION

ITEM 1. Legal Proceedings
         The Bank is subject to various claims and legal proceedings arising out of the normal course of business, none of which in the opinion of management is expected to have a material effect on the Bank's operations of financial position.

ITEM 2. Changes in Securities
         None.

ITEM 3. Defaults upon Senior Securities
         None.

ITEM 4. Submission of Matters to a Vote of Security Holders
         The 2002 Annual Meeting of Shareholders was held on June 18, 2002 for the purpose of electing eight (8) directors to serve until the 2003 Annual Meeting of Shareholders. The results of the election were as follows:


         NAME OF DIRECTOR                 VOTES FOR             VOTES WITHHELD
         ----------------                 ---------             --------------
         Irving R. Beimler                3,574,819                 59,001
         Dean A. Friedman                 3,517,103                 67,854
         Herbert N. Glass                 3,598,225                 40,972
         Richard J. Lashley               3,590,365                 43,455
         William E. Murcko                3,513,312                 71,645
         John Wm. Palmer                  3,590,365                 43,455
         David L. Shelp                   3,534,086                 90,311
         David F. Simon                   3,534,086                 75,129

         Also, the approval of the Consolidation Agreement between Franklin Bank, National Association (the "Bank"), FB Interim National Bank, and Franklin Bancorp, Inc. (the "Company"), and pursuant to which the Bank shall reorganize and become a wholly-owned subsidiary of the Company, a Michigan corporation recently formed to serve as a holding company for the Bank.


             VOTES FOR          VOTES AGAINST             VOTES WITHHELD
         ------------------     -------------             --------------
             2,814,691             143,983                    11,059

ITEM 5. Other Information
         None.

ITEM 6. Exhibits and Reports on Form 8-K

(a)      The following exhibit is filed as part of the report:
         Exhibit 99.1 Certification Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(b) Item 10 (xx): Letter agreement of employment of David L. Shelp dated March 19, 2002.

(b) There were no reports on Form 8-K filed during the second quarter ended June 30, 2002.

Franklin Bank, N.A. and Subsidiary


         SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Franklin Bank, N.A.


August 13, 2002            By:  /s/ David L. Shelp
                           ----------------------------------------------------
                           (David L. Shelp, President,
                           Chief Executive Officer and Chief Financial Officer)

FRANKLIN BANK N.A. AND SUBSIDIARY

                                  EXHIBIT INDEX


EXHIBIT              DESCRIPTION                                                  FORM OF FILING
-------              -----------                                                  --------------
99.1                 Certification Pursuant to 18 U.S.C. Section 1350,            Filed herewith
                     as adopted Pursuant to Section 906 of the Sarbanes-
                     Oxley Act of 2002.

10 (xx)              Employment of David Shelp as President and CEO,               Filed herewith

FRANKLIN BANK N.A. AND SUBSIDIARY

                                                                    EXHIBIT 99.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the accompanying Quarterly Report on Form 10-Q of Franklin Bank, National Association for the quarter ended June 30, 2002, I, David L. Shelp, President, Chief Executive Officer and Chief Financial Officer of Franklin Bank, National Association, hereby certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

         (1) such Quarterly Report on Form 10-Q of Franklin Bank, National Association for the quarter ended June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in such Quarterly Report on Form 10-Q of Franklin Bank, National Association for the quarter ended June 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of Franklin Bank, National Association.




                           -------------------------------
August 13, 2002            David L. Shelp
                           President, Chief Executive Officer
                           and Chief Financial Officer
                           (principal executive and principal financial officer)